Exhibit 99.1

Ed Luboja

Data Domain, Inc.

+1.914.698.1346

edward.luboja@datadomain.com

FOR IMMEDIATE RELEASE

Data Domain, Inc. Reports Second Quarter Financial Results

Revenue Increases 31% Compared to First Quarter 2007, and 176% Compared to Second Quarter 2006

SANTA CLARA, Calif. — July 31, 2007 — Data Domain, Inc. (Nasdaq: DDUP) today announced results for its second quarter ended June 30, 2007. Net revenue for the second quarter of 2007 was $26.5 million, an increase of 31% from the first quarter of 2007 and an increase of 176% from the second quarter of 2006.

The net loss for the second quarter of 2007 was $1.2 million, or $0.11 per share. This compares to a net loss of $1.5 million in the immediately preceding first quarter of 2007, and net income of $49,000 in the second quarter of 2006. Data Domain’s second quarter of 2007 results included $2.1 million of non-cash stock-based compensation expenses related to employee stock options.

“Data Domain’s strong revenue growth in the second quarter reinforces the continuing demand for our industry-leading technology and the rapid expansion of our market,” commented Frank Slootman, president and chief executive officer of Data Domain. “During the past quarter, Data Domain added approximately 175 new customers, bringing its cumulative customer count to approximately 1,000 worldwide since it first began shipping its Enterprise Protection Storage systems in 2004.”

“In addition to exceeding our revenue plan for the quarter, we maintained gross margin of 72%, and generated positive cash flow from operations again this quarter, while increasing our number of employees by 58,” added Michael Scarpelli, chief financial officer of Data Domain.

--more--

Recent Highlights

Data Domain’s focus on delivering its industry-leading technologies to an increasingly broad spectrum of enterprises worldwide was reflected in a number of key business initiatives and recent milestones.

•	Data Domain successfully completed its initial public offering, raising aggregate net proceeds of $109 million.

•

Data Domain announced availability of a new high-end appliance, the DD580, which offers the highest performance throughput and capacity of any of its systems. The DD580 further extends the company’s reach into Fortune 500 and 1000 accounts.

•

Data Domain completed the upgrade of its entire product line to its next generation 500 series systems, which feature dual-core processors and higher capacity SATA drives. This upgrade significantly enhances throughput performance across all entry level and midrange systems, while increasing capacity by 25 to 50 percent over comparably priced models of the previous generation.

•

TheInfoPro, a firm that specializes in end-user research and analysis, announced the results of its annual survey of storage end users in Q2. The study identified deduplication technology as the leading technology category for immediacy of spending of over 44 technologies surveyed, with 44% of storage managers interviewed stating they planned to deploy the technology by early 2008. The study named Data Domain as the top in-use deduplication vendor at Fortune 1000 and mid-sized enterprises.

Conference Call Information

Data Domain will host a conference call for analysts and investors to discuss its second quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The dial-in number for this conference call is 866-362-4832 (617-597-5364 international) and the call identification number is 46847755. A live webcast of the conference call will be accessible from the Investor Relations section of the Company’s website at www.datadomain.com. Following the webcast, an archived version will be available on the company’s website for 30 days. To hear the replay,

--more--

parties in the United States and Canada should call 1-888-286-8010 and enter passcode 32001700. International parties can access the replay at 1-617-801-6888 and should enter passcode 32001700.

About Data Domain

Data Domain® is a leading provider of Enterprise Protection Storage systems for disk backup and network-based disaster recovery. Data Domain’s Global Compression™, data invulnerability and replication technologies offer data reduction rates that enable new efficiencies in enterprise data protection. Data Domain delivers the performance, reliability and scalability to address the data protection needs of enterprises of all sizes. Data Domain’s products and solutions integrate into existing customer infrastructures and are compatible with leading enterprise backup software products. To find out more about Data Domain, visit www.datadomain.com. Data Domain is headquartered at 2300 Central Expressway, Santa Clara, CA 95050 and can be contacted by phone at 1-866-933-3873 or by e-mail at sales@datadomain.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our products’ ability to reduce the amount of stored back-up data and associated storage costs and to provide faster access to data and advanced levels of data protection, and other statements identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; market acceptance of our products; our ability to scale our distribution channels; our ability to recruit and retain personnel; our ability to compete in our industry; our ability to maintain and expand relationships with technology partners; our ability to protect our intellectual property; shortages or price fluctuations in our supply chain and the performance of our contract manufacturer; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated June 26, 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Data Domain, the Data Domain logo and Global Compression are trademarks or registered trademarks of Data Domain, Inc. All other trademarks used or mentioned herein belong to their respective owners.

A copy of this press release can be found on the Investor Relations page of Data Domain’s website at www.datadomain.com.

###

Data Domain, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Current Assets:
Cash and cash equivalents	$12,184	$11,857
Receivable from initial public offering	113,114	—
Accounts receivable, net	18,475	15,454
Inventories	2,251	1,193
Prepaid expenses and other current assets	1,169	311

Total current assets	147,193	28,815
Intangible asset	333	400
Property, plant and equipment, net	4,355	1,698

Total assets	$151,881	$30,913

Current Liabilities:
Accounts payable	$4,041	$3,590
Accrued compensation and related benefits	4,792	3,688
Other accrued liabilities	5,288	1,781
Income taxes payable	247	246
Deferred revenue, current	10,251	6,654

Total current liabilities	24,619	15,959

Deferred revenue, non-current	4,566	2,641
Long-term exercised unvested stock options	1,154	1,046
Other liability	—	3,319
Commitments and contingencies
Mandatorily redeemable convertible preferred stock:	—	41,514

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	160,861	3,049
Accumulated other comprehensive income	3	3
Stockholder note receivable	(15)	(15)
Accumulated deficit	(39,307)	(36,603)

Total stockholders’ equity (deficit)	121,542	(33,566)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$151,881	$30,913

Data Domain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenue:
Product	$23,598	$7,079	$41,478	$12,432
Support and services	2,838	452	4,975	624
Ratable product and related support and services	72	2,085	264	4,423

Total revenue	26,508	9,616	46,717	17,479

Cost of revenue:
Cost of product	6,442	2,098	12,291	4,088
Cost of support and services	905	456	1,703	766
Cost of ratable product and related support and services	21	493	97	1,055

Total cost of revenue	7,368	3,047	14,091	5,909

Gross profit	19,140	6,569	32,626	11,570

Operating expenses:
Sales and marketing	12,419	4,107	21,102	7,204
Research and development	5,659	2,182	10,162	4,497
General and administrative	2,310	526	4,088	931

Total operating expenses	20,388	6,815	35,352	12,632

Operating loss	(1,248)	(246)	(2,726)	(1,062)

Other income (expense), net:
Interest income	180	132	336	261
Other income (expense), net	(13)	185	(109)	134

Total other income (expense), net	167	317	227	395

Income (loss) before provision for income taxes	(1,081)	71	(2,499)	(667)
Provision for income taxes	150	22	205	33

Net income (loss)	$(1,231)	$49	$(2,704)	$(700)

Net income (loss) per share, basic	$(0.11)	$0.01	$(0.25)	$(0.09)

Net income (loss) per share, diluted	$(0.11)	$—	$(0.25)	$(0.09)

Shares used in computing basic net income (loss) per share	11,518	7,757	10,655	7,734

Shares used in computing diluted net income (loss) per share	11,518	12,283	10,655	7,734

Stock-based compensation expense included in above:
Cost of product	$26	$5	$42	$8
Cost of support and services	26	1	114	2
Sales and marketing	818	90	1,295	146
Research and development	668	101	976	185
General and administrative	555	9	776	75

Total stock-based compensation expense	$2,093	$205	$3,203	$415

Data Domain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2007	June 30, 2006
Operating Activities:
Net loss	$(2,704)	$(700)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	709	471
Stock-based compensation	3,203	415
Accounts receivable allowance	(10)	(3)
Provision for inventories	250	—
Amortization of evaluation inventory	1,131	533
Common stock issued for services	—	3
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(3,011)	(2,083)
(Increase) in inventories	(2,346)	(451)
(Increase) in prepaid expenses and other current assets	(858)	(258)
Increase (decrease) in accounts payable	451	(66)
Increase in accrued compensation and related benefits	1,104	219
Increase in other accrued liabilities	3,413	393
Increase in income taxes payable	1	—
Increase in deferred revenue	5,522	41

Net cash provided by (used in) operating activities	6,855	(1,486)

Investing activities:
Purchase of property, plant and equipment	(3,299)	(544)

Net cash used in investing activities	(3,299)	(544)

Financing activities:
Payment for initial public offering costs	(3,850)	—
Proceeds from issuance of common stock, net of repurchases	621	210

Net cash provided by (used in) financing activities	(3,229)	210

Effect of exchange rate changes on cash and cash equivalents	—	(64)

Net increase (decrease) in cash and cash equivalents	327	(1,884)
Cash and cash equivalents at beginning of period	11,857	12,505

Cash and cash equivalents at end of period	$12,184	$10,621

Supplemental schedule of cash flow data:
Cash paid for income taxes	$231	$9

Non-cash operating activity:
Issuance of common stock for Quantum settlement	$3,319	$—

Non-cash financing activities:
Conversation of mandatorily redeemable convertible preferred stock to common stock and additional paid in capital	$41,514	$—

Receivable from initial public offering	$113,114	$—